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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 22, 2003

VON HOFFMANN CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-90992	43-0633003
(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Camera Avenue St. Louis, Missouri	63126
(Address of Principal Executive Offices)	(Zip Code)

(314) 966-0909

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

        On October 22, 2003, Von Hoffmann Corporation (the "Company"), a wholly owned subsidiary of Von Hoffmann Holdings, Inc., acquired all of the outstanding capital stock of The Lehigh Press, Inc. ("Lehigh Press") from John D. DePaul, Barbara A. DePaul, as trustee, under the Irrevocable Agreement of Trust between John D. DePaul, as settlor, and Barbara A. DePaul, as trustee, dated December 22, 1998, John R. DePaul and Raymond A. Frick, Jr. for aggregate cash consideration of approximately $110 million, subject to certain post-closing adjustments. The aggregate purchase price paid for the capital stock of Lehigh Press was determined on an arms-length basis and financed with cash on-hand and borrowings under the registrant's senior credit facility, evidenced by the Credit Agreement, dated March 26, 2002, as amended, between Von Hoffmann Holdings, Inc., Von Hoffmann Corporation, The CIT Group/Business Credit, Inc., as administrative agent, Credit Suisse First Boston, acting through its Cayman Islands Brach, as syndication agent, US Bank National Association, as documentation agent, and the other lenders that are parties thereto. There are no material relationships between Lehigh Press and the registrant or any of its affiliates, or its or their associates, officers and directors.

        Lehigh Press is a provider of book covers and other components and a provider of digital premedia and direct marketing printing services. The registrant intends to use the property, plant and equipment of Lehigh Press for the same purposes as they were used prior to the acquisition.

Item 7. Financial Statements and Exhibits

  (a)
  Financial Statements of Business Acquired

THE LEHIGH PRESS, INC.

  (b)
  Pro forma financial Information

        Pursuant to Rule 12b-2 of the Securities Exchange Act of 1934, as amended, the pro forma information required by this Item 7(b) was previously reported by the registrant on its Current Report on Form 8-K/A dated October 6, 2003.

  (c)
  Exhibits

Exhibit No.	Exhibit
2.1	Stock Purchase Agreement, dated as of September 5, 2003, by and among Von Hoffmann Corporation, as Buyer, The Lehigh Press, Inc., and each of John D. DePaul, Raymond A. Frick, Jr., Barbara A. DePaul, as trustee, and John R. DePaul, as the Sellers. (incorporated by reference to Exhibit 2.1 of the registrant's Current Report on Form 8-K, filed with the SEC on September 9, 2003)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date: November 3, 2003

VON HOFFMANN CORPORATION
By:	ROBERT S. MATHEWS Name: Robert S. Mathews Title: President and Chief Executive Officer

REPORT OF INDEPENDENT AUDITORS

Board of Directors
The Lehigh Press, Inc.

        We have audited the accompanying balance sheets of The Lehigh Press, Inc. as of December 31, 2002 and 2001, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Lehigh Press, Inc. at December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

        As discussed in Note 2 to the financial statements, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, in 2002.

/s/ ERNST & YOUNG LLP

March 5, 2003, except for Note 10 as to which the date is
September 5, 2003

THE LEHIGH PRESS, INC.

BALANCE SHEETS

	December 31
	2002	2001
	(In Thousands)
Assets
Current assets:
Cash	$749	$41
Receivables:
Trade, less allowance of $91,000 in 2002 and $141,000 in 2001	12,896	17,254
Other	732	961

	13,628	18,215
Refundable income taxes	—	191
Inventories:
Raw materials and supplies	2,075	2,169
Work-in-process	1,487	1,788

	3,562	3,957
Deferred income taxes	418	488
Other	680	907

Total current assets	19,037	23,799
Property and equipment, net	35,462	36,240
Goodwill	7,450	7,450
Other intangible assets, net	214	274
Other	114	132

Total assets	$62,277	$67,895

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$11,314	$17,112
Accrued compensation	2,432	1,865
Accrued interest	152	245
Accrued income taxes	636	181

Total current liabilities	14,534	19,403
Long-term debt	33,652	38,210
Deferred income taxes	3,232	5,017
Deferred compensation, pensions, and other liabilities	7,832	2,871

Total liabilities	59,250	65,501
Stockholders' equity:
Common stock, no par value; stated value $.10 per share:
Authorized—1,000,000 shares; Issued and outstanding—195,466 shares	20	20
Additional paid-in capital	1,025	1,025
Restricted stock—unearned compensation	(53)	(181)
Accumulated other comprehensive loss	(3,750)	(680)
Retained earnings	5,785	2,210

Total stockholders' equity	3,027	2,394

Total liabilities and stockholders' equity	$62,277	$67,895

See accompanying notes.

THE LEHIGH PRESS, INC.

STATEMENTS OF OPERATIONS

	Year ended December 31
	2002	2001	2000
	(In Thousands)
Net sales	$118,741	$120,187	$133,306
Cost of sales	88,022	94,801	103,582

Gross profit	30,719	25,386	29,724
Selling and administrative expenses	22,862	20,118	22,442

Operating income	7,857	5,268	7,282
Nonoperating expenses:
Interest	2,102	3,011	4,129
Other, net	73	88	744

Total non operating expenses	2,175	3,099	4,873

Income before income taxes	5,682	2,169	2,409
Income taxes	2,107	1,020	829

Net income	$3,575	$1,149	$1,580

See accompanying notes.

THE LEHIGH PRESS, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock	Additional Paid-in Capital	Restricted Stock	Accumulated Other Comprehensive Loss	Retained Earnings (Deficit)	Total
	(In Thousands)
Balances, January 1, 2000	$20	$1,025	$(435)	$—	$(519)	$91
Net income					1,580	1,580
Amortization of unearned compensation			127			127

Balances, December 31, 2000	$20	$1,025	$(308)	$—	$1,061	$1,798
Comprehensive income:
Net income					1,149	1,149
Other comprehensive loss—Minimum pension liability adjustment (net of related tax benefit of $417)				(680)		(680)

Total comprehensive income						469

Amortization of unearned compensation			127			127

Balances, December 31, 2001	$20	$1,025	$(181)	$(680)	$2,210	$2,394
Comprehensive income:
Net income					3,575	3,575
Other comprehensive loss—Minimum pension liability adjustment (net of related tax benefit of $2,300)				(3,070)		(3,070)

Total comprehensive income						505

Amortization of unearned compensation			128			128

Balances, December 31, 2002	$20	$1,025	$(53)	$(3,750)	$5,785	$3,027

See accompanying notes.

THE LEHIGH PRESS, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2002	2001	2000
	(In Thousands)
Operating activities
Net income	$3,575	$1,149	$1,580
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,779	5,058	4,946
Amortization	404	699	701
Income from equity investment	—	—	(272)
Bad debt write-offs (recoveries), net	217	(10)	370
Provision for deferred income taxes	273	710	249
Gain on disposition of equipment	(10)	(28)	(132)
Changes in operating assets and liabilities:
Decrease (increase) in receivables	4,370	(337)	2,600
Decrease (increase) in inventories	395	924	(450)
Decrease (increase) in other current assets	436	(463)	200
(Decrease) increase in accounts payable and accrued expenses	(4,974)	(863)	1,099
Decrease in deferred compensation, pensions, and other	(208)	(1,089)	(685)

Net cash provided by operating activities	10,257	5,750	10,206
Investing activities
Purchases of property and equipment	(5,001)	(10,994)	(6,480)
Cash proceeds from sale of equity investment	—	—	3,500
Proceeds from sale of equipment	10	69	192
Increase in equity investment	—	—	(1,064)

Net cash used in investing activities	(4,991)	(10,925)	(3,852)
Financing activities
(Payments) borrowings under revolving credit facility, net	(1,799)	827	—
Payments on other borrowings	(4,814)	(3,929)	(13,103)
Proceeds from other borrowings	2,055	8,237	6,785

Net cash (used in) provided by financing activities	(4,558)	5,135	(6,318)

Net increase (decrease) in cash	708	(40)	36
Cash at beginning of year	41	81	45

Cash at end of year	$749	$41	$81

Supplemental disclosures of cash flow information
Cash paid during the year for interest	$2,136	$2,985	$3,832

Cash paid during the year for income taxes	$950	$865	$809

        See accompanying notes.

THE LEHIGH PRESS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2002

1. Business

        The Lehigh Press, Inc. (the "Company") operates as a comprehensive printing enterprise, producing products and materials for the commercial in-line printing market and components for the educational textbook and trade market; its customers are located throughout much of the United States. Two customers accounted for 22% of the Company's sales for the year ended December 31, 2002. Three customers each accounted for 10% of the Company's sales for the year ended December 31, 2001.

2. Summary of Significant Accounting Policies

Accounts Receivable

        Accounts receivable are reported net of an allowance for doubtful accounts. The Company performs ongoing credit evaluations of its customers and provides for anticipated losses based on prior experience and specific collectibility matters when they arise.

Inventories

        Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

        Property and equipment are recorded at cost and are depreciated over their estimated useful lives on the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. The Company capitalizes all repair and maintenance costs which result in significant increases in the useful life of the underlying asset. All other repair and maintenance costs are expensed as incurred. Building and improvements are depreciated over useful lives of 20 to 30 years, machinery and equipment are depreciated over useful lives of five to 11 years, and other fixed assets are depreciated over useful lives of three to 10 years.

Intangible Assets and Amortization

        Intangible assets consist of goodwill, which is no longer amortized as explained in the next paragraph, and deferred financing fees, which are amortized by the straight-line method over the seven-year term of the related debt agreement.

        As of January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). Accordingly, the Company will no longer amortize goodwill, but will instead evaluate it for impairment annually. Had the Company adopted SFAS 142 on January 1, 2000, the historical net income for 2000 and 2001 would have increased by $296,000 to $1,876,000 and $1,445,000, respectively.

        SFAS 142 requires the Company to conduct its goodwill impairment testing at the reporting unit level. The Company determined its reporting units to be its book components business for the educational and trade market and its commercial printing business, compared their carrying amounts to their estimated fair values, and concluded that there was no goodwill impairment as of December 31, 2002. Fair value for this purpose was determined by reference to earnings multiples currently employed in the printing industry to value businesses similar to the Company.

Income Taxes

        Deferred tax liabilities and assets are determined based on the difference between the book and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The deferred income tax provision or benefit for the period is then the difference in the net liabilities or assets as of the beginning and end of the year.

Sales Recognition

        The Company follows the industry practice of recognizing a sale upon shipment or completed production of customers' orders, whichever occurs first. Shipping costs approximating $3,266,000, $3,465,000, $3,606,000 in 2002, 2001, and 2000, respectively, are included in net sales. The Company has no material amounts of finished goods inventory since substantially all of its sales are produced to customer specifications.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification

        Certain prior-year balances in 2000 were reclassified to conform to the subsequent years' presentation.

3. Property and Equipment

        Property and equipment are summarized as follows:

	2002	2001
	(In Thousands)
Land	$2,290	$2,290
Building and improvements	12,377	11,836
Machinery and equipment	75,400	73,236
Other	1,620	1,950

	91,687	89,312
Less accumulated depreciation	(56,225)	(53,072)

	$35,462	$36,240

        Interest is capitalized in connection with major construction projects of machinery and equipment. The capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset's estimated useful life. Interest of $131,000 was capitalized in 2001. No interest was capitalized in 2000 or 2002.

4. Borrowings

        Long-term debt consists of the following:

	2002	2001
	(In Thousands)
Term loan — LIBOR rate plus 3.00% or bank base rate plus 0.75% (4.64% at December 31, 2002), payable in quarterly installments of $766,667 commencing April 1, 2000 with a final payment of $5,051,467 due July 19, 2006	$14,251	$17,478
Revolving credit loan — LIBOR rate plus 2.50% or bank base rate plus .25% (4.5% at December 31, 2002)	8,571	10,370
Capital expenditure loan — LIBOR rate plus 3.00% or bank base rate plus 0.75% (5% at December 31, 2002), payable in quarterly installments of $310,850	4,795	3,710
Equipment promissory note — 7.75%, payable in monthly installments of $75,891 commencing with a final payment of $910,698 due December 21, 2011	5,888	6,000
Junior subordinated note payable to stockholder — 8%, due September 15, 2004	65	65
Equipment promissory note payable in monthly installments through 2004, interest rate of 6.8% and other	82	587

	33,652	38,210
Less: Current portion	-	—

Total long-term debt	$33,652	$38,210

        The Company has a $60,000,000 credit facility that is in effect through July 19, 2006, originally consisting of $48,000,000 in term loan and revolving credit loan capacity (the Revolving Credit Commitment) and $12,000,000 in capital expenditure loan capacity. This credit loan agreement is secured by substantially all of the assets of the Company. The Revolving Credit Commitment contains various restrictive covenants with respect to additional borrowings, sales of assets or common stock, payments for cash dividends, capital expenditures or other defined transactions, and certain financial ratios.

        Borrowing under the revolving credit facility is based on a formula applied to the Company's accounts receivable and inventories. The credit facility has a fee equal to .25% of the difference between (a) the Revolving Credit Commitment of $48,000,000 (less the then-current outstanding principal portion of the term loan) and (b) the greater of (i) the actual amount of the average outstanding revolving credit loans and (ii) $25,000,000.

        An amendment to the Company's loan agreements, dated June 23, 2000, provided a revolving credit borrowing facility for L.P.P.R., Inc., a company formed by the Company's Chairman and major stockholder to effect his acquisition of the Company's net assets and business in Puerto Rico. L.P.P.R., Inc. can borrow the lesser of $1,600,000, or the amount obtained by applying an eligibility formula to L.P.P.R, Inc.'s accounts receivable and inventories. The Company and L.P.P.R., Inc. are liable for these borrowings on a joint and several basis. At December 31, 2002, L.P.P.R., Inc.'s outstanding borrowings under the credit line were $1,113,000. Such amount has not been recorded in the financial statements of the Company.

        Under the capital expenditure facility, borrowings are made at 90% of the qualified capital expenditure invoiced cost. Principal payments under this facility are on a quarterly basis over five years, commencing on the first date of the fiscal quarter immediately following the date of the loan. At December 31, 2002, $4,041,000 is available for borrowing under this capital expenditure facility because repayments of outstanding borrowings cannot be re-borrowed.

        The Junior Subordinated Note of $1,565,000 is an obligation owed to the Company's Chairman and major stockholder. This note has been offset by the $1,500,000 note receivable from the Chairman acquired in the 2000 sale of the Puerto Rico business.

        The minimum contractual maturities of long-term borrowings are as follows:

Fiscal Year	Borrowings
(In Thousands)
2003	$4,798
2004	4,901
2005	4,860
2006	15,280
2007	641
2008 and thereafter	3,172

$33,652

        The Company intends to use the funds received under the revolving credit facility to meet current maturities of long-term borrowings and, accordingly, all debt is classified as long-term in the balance sheets.

5. Lease Commitments

        The Company leases property and equipment under operating lease arrangements expiring at various dates, including renewal options, through 2007. All of the Company's printing presses that are under operating leases contain purchase options at the end of the lease term based on pre-defined fair market values, which are not considered to be bargain purchase options.

        The approximate minimum rental commitments are $2,697,000 in 2003, $2,589,000 in 2004, $1,169,000 in 2005, $757,000 in 2006, and $258,000 in 2007. Rent expense for 2000, 2001 and 2002 was approximately $2,925,000, $3,185,000, $3,129,000, respectively.

6. Pensions and Other Benefits

        The Company maintains a trusteed, noncontributory defined benefit pension plan for employees not otherwise covered by collective bargaining agreements and unfunded supplemental retirement plans for certain key employees. The following tables set forth the components of the changes in benefit obligations and fair value of plan assets during 2002 and 2001 as well as the funded status and amounts both recognized and not recognized in the balance sheets at December 31, 2002 and 2001:

	Pension Benefits		Other Benefits
	2002	2001	2002	2001
	(Dollars In Thousands)
Change in benefit obligation:
Benefit obligation at beginning of year	$23,030	$20,795	$1,696	$1,511
Service cost	913	802	34	58
Interest cost	1,664	1,532	112	113
Actuarial losses	1,846	901	17	101
Plan amendments	135	—	(44)	—
Benefits paid	(850)	(800)	(87)	(87)
Administrative expenses	(212)	(200)	—	—

Benefit obligation at end of year	$26,526	$23,030	$1,728	$1,696

Change in plan assets:
Fair value of plan assets at beginning of year	$17,714	$17,506	$—	$—
Actual return on plan assets	(1,812)	179	—	—
Company contributions	2,511	1,029	87	87
Benefits paid	(850)	(800)	(87)	(87)
Administrative expenses	(212)	(200)	—	—

Fair value of plan assets at end of year	$17,351	$17,714	$—	$—

Funded status	$(9,175)	$(5,316)	$(1,728)	$(1,696)
Unrecognized net actuarial loss (gain)	8,165	3,062	(23)	(40)
Unamortized prior service cost	249	165	(14)	27
Accrual adjustment	—	—	237	—

Net amount recognized	$(761)	$(2,089)	$(1,528)	$(1,709)

Amounts recognized in the balance sheets consist of:
Accrued benefit liability	$(7,060)	$(3,351)	$(1,528)	$(1,715)
Intangible asset	249	165	—	6
Accumulated other comprehensive loss	6,050	1,097	—	—

Net amount recognized	$(761)	$(2,089)	$(1,528)	$(1,709)

Weighted-average assumptions as of December 31:
Discount rate	6.75%	7.25%	6.75%	7.25%
Expected return on plan assets	8.50%	9.00%	—	—
Rate of compensation increase	3.00%	3.50%	3.00%	3.00%

	Pension Benefits			Other Benefits
	2002	2001	2000	2002	2001	2000
	(In Thousands)
Components of net periodic benefit cost:
Annual service cost	$913	$802	$650	$33	$59	$40
Interest cost	1,664	1,532	1,427	112	113	105
Expected return on plan assets	(1,557)	(1,570)	(1,439)	—	—	—
Amortization of prior service cost	51	23	23	(2)	4	4
Amortization of (gains) losses	112	—	—	—	3	(6)

Net periodic benefit cost	$1,183	$787	$661	$143	$179	$143

        The Company charged $3,070,000 (net of taxes of $1,883,000) to its other comprehensive loss account (a component of stockholders' equity) in 2002 to adjust its minimum pension liability to $6,050,000 net of a $2,300,000 deferred income tax benefit.

        Charges to operations for contributions to a multi-employer pension plan covered by labor union contracts were $422,000, $573,000, and $454,000 for 2002, 2001, and 2000 respectively. These amounts were determined by contract and the Company does not administer or control the funds in any way. The Fund's administrator reported to the Company that the Fund had no unfunded vesting liability and no withdrawal liability for contributing employers as of the most recent actuarial report dated April 30, 2002.

        The Company also has a 401(k) defined contribution retirement plan for the benefit of all employees who meet certain age and hours-of-service requirements. Eligible employees may contribute varying percentages of their compensation to the plan and the Company, at the discretion of its Board of Directors, may make contributions. Company contribution expense for 2002, 2001 and 2000 was $126,000, $12,000, and $179,000, respectively.

        The Company has no formal bonus plan. Bonuses are discretionary, and generally are expensed when paid unless there is a designation that the bonus awards are for a specific past performance. Bonuses awarded for 2002 totaled $1,252,000. No bonuses were awarded for 2001. Bonuses awarded for 2000 totaled $1,118,000.

7. Stockholders' Equity

        Under the terms of a five-year restricted stock agreement with the Company's President and Chief Executive Officer (the "Executive"), the Company issued 44,260 shares of restricted stock in May 1998.

        The restricted stock agreement requires the Company to repurchase the vested shares upon a change in control, as defined, at certain minimum guaranteed repurchase amounts based on the shares' then-fair value, as defined.

        An agreement with the Executive provides for the Company's reserving up to 9% of its fully diluted Common Stock for issuance pursuant to equity awards to be made at the Executive's discretion. Options to purchase a total of 17,704 shares of the Company's Common Stock were granted to two executives as of June 1, 1998 at an exercise price of $14.40 per share, the fair market value at that date. Options to purchase 2,213 shares were granted to another executive as of January 1, 2001 at an exercise price of $46 per share, the fair market value at that date. The options vest pro rata over five years. No options have been exercised as of December 31, 2002. The Company accounts for stock-based compensation in accordance with the intrinsic value method proscribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. In determining the fair value of the options in compliance with Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), the Company used the minimum value method permitted for nonpublic companies. The supplemental disclosure requirements of SFAS 123 have been omitted because the effect on net income for each of the three years in the period ended December 31, 2002 was immaterial.

8. Income Taxes

        Income tax expense (benefit) consists of the following:

	2002	2001	2000
	(In Thousands)
Current:
Federal	$1,532	$299	$940
State	302	11	89

Total	1,834	310	1,029
Deferred:
Federal	252	613	(239)
State	21	97	39

Total	273	710	(200)

	$2,107	$1,020	$829

        Significant components of the Company's deferred tax liabilities and assets as of December 31 are as follows:

	2002	2001
	(In Thousands)
Deferred tax liabilities:
Book in excess of tax basis of property and equipment	$5,538	$5,569

Total deferred tax liabilities	5,538	5,569
Deferred tax assets:
Vacation accrual	284	283
Pension accrual	2,197	470
Net operating loss and credit carryforwards	74	46
Other	169	241

Total deferred tax assets	2,724	1,040

Net deferred tax liabilities	$2,814	$4,529

        The reconciliation of the reported income tax expense to the amount computed at the U.S. federal statutory tax rate is:

	2002	2001	2000
	(In Thousands)
Income tax expense at U.S. statutory rate	$1,933	$737	$879
State income tax expense, net of federal tax	214	71	84
Nondeductible travel and entertainment expenses	93	91	121
Nondeductible goodwill amortization (discontinued in 2002)	—	113	113
Tax benefit of equity investment	—	—	(449)
Accrual reversal and other—net	(133)	8	81

Income tax expense	$2,107	$1,020	$829

        The Company has net operating loss carryforwards available for tax purposes in various states, totaling $765,000 expiring in 2009.

9.    Equity Investment

        On June 23, 2000, the Company sold for $5,000,000 the net assets and business of its wholly owned subsidiary, Lehigh Press Puerto Rico, Inc. ("LPPR"), to L.P.P.R., Inc., a corporation owned by Lehigh's Chairman and major stockholder. LPPR owned 50% of a printing joint venture in Puerto Rico until August 29, 1999, when it acquired the other venturer's interest in other to consummate the 2000 sale transaction. In light of the pending sale, the Company continued to account for its investment in LPPR using the equity method.

        The $5,000,000 sales price approximated the appraised fair market value of LPPR and its book value at the date of the sale, after giving effect to additional advances from Lehigh in 2000 of $930,000. The Company received $3,500,000 in cash and a note receivable of $1,500,000. The note has an interest rate of 8.5% and interest is payable semiannually. The principal is due on September 30, 2002. The cash proceeds were used to reduce debt, including a mandatory $155,000 prepayment of the Company's Term Loan.

        The $272,000 net income from this investment in the 2000 statement of operations is comprised of a net loss from operations through the date of sale of $170,000 (including depreciation of $216,000) and a net gain on the sale of $442,000.

10.    Subsequent Events

        On September 5, 2003, the stockholders signed an agreement to sell the Company to Von Hoffmann Corporation ("Von Hoffmann"), subject to Von Hoffmann's securing adequate financing to consummate the transaction and other conditions. No adjustments or reclassifications that may be necessary as a result of this transaction have been reflected in the accompanying financial statements.

        Also on September 5, 2003, the Board of Directors approved a discretionary matching contribution to the Company's 401(k) defined contribution retirement plan for all eligible employees amounting to approximately $147,000.

THE LEHIGH PRESS, INC.
BALANCE SHEETS

	July 5, 2003	December 31, 2002	June 29, 2002
	(Unaudited)		(Unaudited)
	(In Thousands)
Assets
Current assets:
Cash	$74	$749	$313
Receivables:
Trade, less allowance of $236,000 as of July 5, 2003; $91,000 as of December 31, 2002; and $247,000 as of June 29, 2002	21,848	12,896	17,680
Other	443	732	686

	22,291	13,628	18,366
Inventories:
Raw materials and supplies	2,088	2,075	2,354
Work-in-process	2,440	1,487	1,706

	4,528	3,562	4,060
Deferred income taxes	418	418	488
Other	794	680	890

Total current assets	28,105	19,037	24,117
Property and equipment, net	37,906	35,462	34,933
Goodwill	7,450	7,450	7,450
Other intangible assets, net	184	214	244
Other	109	114	133

Total assets	$73,754	$62,277	$66,877

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$11,907	$11,314	$11,690
Accrued compensation	2,214	2,432	2,034
Accrued interest	37	152	241
Accrued income taxes	692	636	2,159

Total current liabilities	14,850	14,534	16,124
Long-term debt	41,061	33,652	38,383
Deferred income taxes	3,232	3,232	5,017
Deferred compensation, pensions, and other liabilities	8,720	7,832	1,893

Total liabilities	67,863	59,250	61,417
Stockholders' equity:
Common stock, no par value; stated value $.10 per share:
Authorized—1,000,000 shares; Issued and outstanding—195,466 shares	20	20	20
Additional paid-in capital	1,025	1025	1,025
Restricted stock—unearned compensation	—	(53)	(117)
Accumulated other comprehensive loss	(3,750)	(3,750)	(680)
Retained earnings	8,596	5,785	5,212

Total stockholders' equity	5,891	3,027	5,460

Total liabilities and stockholders' equity	$73,754	$62,277	$66,877

See accompanying notes.

THE LEHIGH PRESS, INC.

STATEMENTS OF OPERATIONS (Unaudited)

	Six Months Ended
	July 5, 2003	June 29, 2002
	(In Thousands)
Net sales	$67,316	$64,175
Cost of sales	50,001	46,051

Gross profit	17,315	18,124
Selling and administrative expenses	11,702	11,798

Operating income	5,613	6,326
Non-operating expenses:
Interest	931	1,108
Other, net	37	46

Total non-operating expenses	968	1,154

Income before income taxes	4,645	5,172
Income taxes	1,834	2,170

Net income	$2,811	$3,002

See accompanying notes.

THE LEHIGH PRESS, INC.

STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended
	July 5, 2003	June 29, 2002
	(In Thousands)
Operating activities
Net income	$2,811	$3,002
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	3,073	2,860
Amortization	173	202
Bad debt write-offs, net	145	106
Gain on sale of equipment	(12)	(10)
Changes in operating assets and liabilities:
Increase in receivables	(8,808)	(257)
Increase in inventories	(966)	(103)
(Increase) decrease in other assets	(109)	207
Increase (decrease) in current liabilities	316	(3,279)
Increase (decrease) in deferred compensation, pensions, and other	798	(1,086)

Net cash (used in) provided by operating activities	(2,579)	1,642
Investing activities
Capital expenditures	(5,605)	(1,553)
Proceeds from sale of equipment	100	10

Net cash used in investing activities	(5,505)	(1,543)
Financing activities
Borrowings under revolving credit facility, net	5,524	1,745
Payments on other borrowings	(3,612)	(2,282)
Proceeds from other borrowings	5,497	710

Net cash provided by financing activities	7,409	173

Net (decrease) increase in cash	(675)	272
Cash at beginning of period	749	41

Cash at end of period	$74	$313

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$1,016	$1,082

Cash paid during the period for income taxes	$1,798	$192

See accompanying notes.

THE LEHIGH PRESS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JULY 5, 2003

1.    Business

        The Lehigh Press, Inc. (the "Company") operates as a comprehensive printing enterprise, producing products and materials for the commercial in-line printing market and components for the educational textbook and trade market; its customers are located throughout much of the United States.

2.    Summary of Significant Accounting Policies

Basis of Presentation

        The accompanying unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month ended are not necessarily indicative of the results that may be expected for the fiscal year.

Interim Reporting Periods

        The Company's interim quarterly periods consist of thirteen consecutive weeks ending on a Saturday.

Accounts Receivable

        Accounts receivable are reported net of an allowance for doubtful accounts. The Company performs ongoing credit evaluations of its customers and provides for anticipated losses based on prior experience and specific collectibility matters when they arise.

Inventories

        Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

        Property and equipment are recorded at cost and are depreciated over their estimated useful lives on the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Building and improvements are depreciated over useful lives of 20 to 30 years, machinery and equipment are depreciated over useful lives of five to 11 years, and other fixed assets are depreciated over useful lives of three to 10 years. The Company capitalizes all repairs and maintenance costs which result in significant increases to the useful life of the underlying asset. All other repair and maintenance costs are expensed as incurred.

Goodwill, Other Intangible Assets and Amortization

        Intangible assets consist of goodwill, which is no longer amortized as explained in the next paragraph, and deferred financing fees, which are amortized by the straight-line method over the seven-year term of the related debt agreement.

        Pursuant to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS 142"), the Company no longer amortizes goodwill, but instead evaluates it for impairment annually.

        SFAS 142 requires the Company to conduct its goodwill impairment testing at the reporting unit level. The Company determined its reporting units to be its book components business for the educational and trade market and its commercial printing business, compared their carrying amounts to their estimated fair values, and concluded that there was no goodwill impairment as of December 31, 2002. Fair value for this purpose was determined by reference to earnings multiples currently employed in the printing industry to value businesses similar to the Company. There has been no impairment evaluation performed subsequent to December 31, 2002.

Income Taxes

        At year end, deferred tax liabilities and assets are determined based on the difference between the book and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The deferred income tax provision or benefit reported in the annual financial statements is the difference in the net liabilities or assets as of the beginning and end of the year.

        For interim periods, income tax expense is determined using an estimated effective rate; deferred tax balances are not adjusted. For the six months ended July 5, 2003 and June 29, 2002, the estimated rate was 39.5% and 42%, respectively.

Sales Recognition

        The Company follows the industry practice of recognizing a sale upon shipment or completed production of customers' orders, whichever occurs first. Shipping costs approximating $2,184,000 and $1,508,000 for the six months ended July 5, 2003 and June 29, 2002, respectively, are included in net sales. The Company has no material amounts of finished goods inventory since substantially all of its sales are produced to customer specifications.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.    Property and Equipment

        Property and equipment are summarized as follows:

	July 5, 2003	December 31, 2002	June 29, 2002
	(In Thousands)
Land	$2,290	$2,290	$2,290
Building and improvements	12,377	12,377	11,835
Machinery and equipment	79,982	75,400	74,312
Other	1,620	1,620	1,598

	96,269	91,687	90,035
Less accumulated depreciation	(58,363)	(56,225)	(55,102)

	$37,906	$35,462	$34,933

        Interest is capitalized in connection with major construction projects of machinery and equipment. The capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset's estimated useful life. No interest was capitalized in the six-month periods ended July 5, 2003 and June 29, 2002.

4.    Borrowings

        Long-term debt consists of the following:

	July 5, 2003	December 31, 2002	June 29, 2002
	(In Thousands)
Term loan—LIBOR rate plus 2.75% or bank base rate plus 0.50% (3.875% at July 5, 2003), payable in quarterly installments of $766,667 commencing April 1, 2000 with a final payment of $5,051,467 due July 19, 2006	$11,951	$14,251	$15,785
Revolving credit loan—LIBOR rate plus 2.25% or bank base rate plus .25% (3.375% at July 5, 2003)	14,095	8,571	12,115
Capital expenditure loan—LIBOR rate plus 2.75% or bank base rate plus 0.50% (3.875% at July 5, 2003), payable in quarterly installments of $450,850	6,522	4,795	4,004
Equipment promissory note—7.75%, payable in monthly installments of $75,891 commencing with a final payment of $910,698 due December 21, 2011	5,657	5,888	6,000
Equipment promissory note—7.59%, interest only for 3 months with a final payment due October 1, 2003.	2,697	—	—
Junior subordinated note payable to stockholder—8%, due September 15, 2004	65	65	65
Equipment promissory note payable in monthly installments through 2004, interest rate of 6.8% and other	74	82	414

	41,061	33,652	38,383
Less: Current portion	—	—	—

Total long-term debt	$41,061	$33,652	$38,383

        The Company has a $60,000,000 credit facility that is in effect through July 19, 2006, originally consisting of $48,000,000 in term loan and revolving credit loan capacity (the Revolving Credit Commitment) and $12,000,000 in capital expenditure loan capacity. This credit loan agreement is secured by substantially all of the assets of the Company. The Revolving Credit Commitment contains various restrictive covenants with respect to additional borrowings, sales of assets or common stock, payments for cash dividends, capital expenditures or other defined transactions, and certain financial ratios.

        Borrowing under the revolving credit facility is based on a formula applied to the Company's accounts receivable and inventories. The credit facility has a fee equal to .25% of the difference between (a) the Revolving Credit Commitment of $48,000,000 (less the then-current outstanding principal portion of the term loan) and (b) the greater of (i) the actual amount of the average outstanding revolving credit loans and (ii) $25,000,000.

        An amendment to the Company's loan agreements, dated June 23, 2000, provided a revolving credit borrowing facility for L.P.P.R., Inc., a company formed by the Company's Chairman and major stockholder to effect his acquisition of the Company's net assets and business in Puerto Rico. L.P.P.R., Inc. had borrowing availability based upon the lesser of $1,600,000, or the amount obtained by applying an eligibility formula to L.P.P.R, Inc.'s accounts receivable and inventories. The Company and L.P.P.R., Inc. were liable for these borrowings on a joint and several basis. L.P.P.R. Inc. paid off its outstanding borrowings and terminated its participation in the Company's loan agreement on May 12, 2003.

        Under the capital expenditure facility, borrowings are made at 90% of the qualified capital expenditure invoiced cost. Principal payments under this facility are on a quarterly basis over five years, commencing on the first date of the fiscal quarter immediately following the date of the loan. At July 5, 2003, $1,241,000 is available for borrowing under this capital expenditure facility because repayments of outstanding borrowings cannot be re-borrowed.

        The Junior Subordinated Note of $1,565,000 is an obligation owed to the Company's Chairman and major stockholder. This note has been offset by the $1,500,000 note receivable from the Chairman acquired in the 2000 sale of the Puerto Rico business.

        The Company intends to use the funds received under the revolving credit facility to meet current maturities of long-term borrowings and, accordingly, all debt is classified as long-term in the balance sheets.

5.    Lease Commitments

        The Company leases property and equipment under operating lease arrangements expiring at various dates, including renewal options, through 2007. All of the Company's printing presses that are under operating leases contain purchase options at the end of the lease term based on pre-defined fair market values which are not considered to be bargain purchase options.

        Rent expense for the six months ended July 5, 2003 was approximately $1,404,000, and $1,581,000 for the six months ended June 29, 2002.

6.    Stockholders' Equity

        Under the terms of a five-year restricted stock agreement with the Company's President and Chief Executive Officer (the "Executive"), the Company issued 44,260 shares of restricted stock in May 1998.

        The restricted stock agreement requires the Company to repurchase the vested shares upon a change in control, as defined, at certain minimum guaranteed repurchase amounts based on the shares' then-fair value, as defined. (See Note 7.)

        An agreement with the Executive provides for the Company's reserving up to 9% of its fully diluted Common Stock for issuance pursuant to equity awards to be made at the Executive's discretion. Options to purchase a total of 17,704 shares of the Company's common stock were granted to two executives as of June 1, 1998 at an exercise price of $14.40 per share, the fair market value at that date. Options to purchase 2,213 shares were granted to another executive as of January 1, 2001 at an exercise price of $46 per share, the fair market value at that date. The options vest pro rata over five years. No options have been exercised as of July 5, 2003.

        The Company accounts for stock-based compensation in accordance with the intrinsic value method proscribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to

Employees, and related interpretations. In determining the fair value of the options in compliance with Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), the Company used the minimum value method permitted for nonpublic companies. The supplemental disclosure requirements of SFAS No. 123 have been omitted because the effect on net income for each of the six-month periods ended July 5, 2003 and June 29, 2002 was immaterial.

7.    Subsequent Events

        On September 5, 2003, the stockholders signed an agreement to sell the Company to Von Hoffmann Corporation ("Von Hoffmann"), subject to Von Hoffmann's securing adequate financing to consummate the transaction and other conditions. No adjustments or reclassifications that may be necessary as a result of this transaction have been reflected in the accompanying financial statements.

        Also on September 5, 2003, the Board of Directors approved a discretionary matching contribution to the Company's 401(k) defined contribution retirement plan for all eligible employees amounting to approximately $147,000.

QuickLinks

  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements and Exhibits
SIGNATURES
REPORT OF INDEPENDENT AUDITORS
THE LEHIGH PRESS, INC. BALANCE SHEETS
THE LEHIGH PRESS, INC. STATEMENTS OF OPERATIONS
THE LEHIGH PRESS, INC. STATEMENTS OF STOCKHOLDERS' EQUITY
THE LEHIGH PRESS, INC. STATEMENTS OF CASH FLOWS
THE LEHIGH PRESS, INC. NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2002
THE LEHIGH PRESS, INC. BALANCE SHEETS
THE LEHIGH PRESS, INC. STATEMENTS OF OPERATIONS (Unaudited)
THE LEHIGH PRESS, INC. STATEMENTS OF CASH FLOWS (Unaudited)
THE LEHIGH PRESS, INC. NOTES TO UNAUDITED FINANCIAL STATEMENTS JULY 5, 2003